                                                                   Exhibit B-6.2

================================================================================

            [Form of Facility Lease Between Electric Generation LLC
                   and each of the FERC-Licensed Hydro LLCs]

                    [NAME OF HYDRO PROJECT] FACILITY LEASE

                                BY AND BETWEEN

                              _____________ LLC,

                                   as Lessor

                                      AND

                           ELECTRIC GENERATION LLC,

                                   as Lessee

                       DATED AS OF _______________, ____


================================================================================

                               TABLE OF CONTENTS

                                                                                   Page
ARTICLE I      DEFINITIONS AND INTERPRETATION......................................  1
     Section 1.01.  Defined Terms..................................................  1
     Section 1.02.  References.....................................................  1
     Section 1.03.  Titles and Headings............................................  2
     Section 1.04.  No Strict Construction.........................................  2
ARTICLE II     LEASE OF FACILITY...................................................  2
     Section 2.01.  Lease of the Facility..........................................  2
     Section 2.02.  Lease Term.....................................................  2
     Section 2.03.  Rent...........................................................  2
     Section 2.04.  Quiet Enjoyment................................................  2
     Section 2.05.  Return of Facility.............................................  3
ARTICLE III    OBLIGATIONS AND AUTHORITIES OF LESSEE...............................  3
     Section 3.01.  Operation of the Facility......................................  3
     Section 3.02.  Lessee's Obligations...........................................  3
            (a)     Compliance with Laws and Regulations...........................  3
            (b)     General Operation, Maintenance, Management and Administration..  3
            (c)     Safety.........................................................  4
            (d)     Modifications..................................................  4
            (e)     Documentation..................................................  4
            (f)     Insurance......................................................  4
            (g)     Licenses and Permits...........................................  4
            (h)     Contract and Claims Administration.............................  5
            (i)     Decommissioning................................................  5
            (j)     Costs and Expenses.............................................  5
ARTICLE IV        RIGHTS RETAINED BY LESSOR........................................  5
     Section 4.01.  Right of Lessor to Enter the Premises..........................  5
     Section 4.02.  Right of Lessor to Perform Lessee's Obligations................  5
ARTICLE V         LIABILITIES OF THE PARTIES.......................................  6
     Section 5.01.  Limitations of Liability.......................................  6
     Section 5.02.  No Warranties or Guarantees....................................  6
ARTICLE VI        GENERAL PROVISIONS...............................................  6
     Section 6.01.  Complete Agreement.............................................  6

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
     Section 6.02.  Counterparts............................................  6
     Section 6.03.  Notices.................................................  6
     Section 6.04.  Waivers.................................................  7
     Section 6.05.  Amendments..............................................  8
     Section 6.06.  Assignment..............................................  8
     Section 6.07.  Successors and Assigns..................................  8
     Section 6.08.  Third Party Beneficiaries...............................  8
     Section 6.09.  Governing Law...........................................  8
     Section 6.10.  Severability............................................  8
     Section 6.11.  Compliance with Laws....................................  9
     Section 6.12.  No Joint Venture........................................  9
     Section 6.13.  Further Assurances......................................  9
EXHIBIT A - DESCRIPTION OF FACILITY.........................................A-1

                       [NAME OF PROJECT] FACILITY LEASE
                       --------------------------------

     THIS [NAME OF PROJECT] FACILITY LEASE (this "Facility Lease") is made and
                                                  --------------
entered into as of __________________________, ____ by and between __________
LLC, a California limited liability company ("Lessor"), and Electric Generation
                                              ------
LLC, a California limited liability company and the sole member of Lessor ("Lessee"). Lessor and Lessee are individually, together with their successors
 -------
and permitted assigns, referred to herein as a "Party" and, collectively, as the
                                                -----
"Parties."
 -------

                                   RECITALS

     A. Lessor has acquired all right, title, estate and interest in and to [name of project] and all assets related thereto (collectively, the "Facility"),
                                                                     --------
all as more particularly described on Exhibit A.
                                      ---------

     B.   The Federal Energy Regulatory Commission (the "FERC") has issued a
                                                         ----
license to Lessor to own and operate the Facility (the "FERC License").
                                                        ------------

     C. Pursuant to this Facility Lease, Lessor will lease the Facility to Lessee for the Lease Term (as defined in Section 2.02 below).

     In consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

     Section 1.01. Defined Terms. Capitalized terms used herein without definition have the meanings set forth in the Glossary of Terms attached hereto as Appendix A.
   ----------

     Section 1.02. References. Unless a clear contrary intention appears, in this Facility Lease,

             (a) reference to the singular includes the plural and vice versa;

             (b) reference to any agreement (including this Facility Lease), document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

             (c) reference to any Article, Section, Appendix, Schedule or Exhibit means Articles and Sections of, and Appendices, Schedules and Exhibits to, this Facility Lease;

             (d) "hereof," "hereby" and "herein" and words of similar meaning refer to this Facility Lease as a whole and not to any particular Article, Section or provision of this Facility Lease;

             (e) "include," "includes" and "including" mean including without limiting the generality of any description preceding that term;

             (f) any provision in this Facility Lease referring to an action to be taken by any Person or that such Person is prohibited from taking, shall apply whether such action is taken directly or indirectly by such Person; and

             (g) any reference to a Person includes such Person's successors and permitted assigns.

     Section 1.03. Titles and Headings. Titles and headings to Articles and Sections of this Facility Lease and to Appendices and Exhibits are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Facility Lease. Any capitalized term used in any Appendix or Exhibit, but not defined in that Appendix or Exhibit, has the meaning assigned to that term elsewhere in this Facility Lease.

     Section 1.04. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Facility Lease. In the event an ambiguity or question of intent or interpretation arises with respect to this Facility Lease or any of the documents delivered pursuant hereto, this Facility Lease and such documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Facility Lease or such documents.

                                  ARTICLE II

                               LEASE OF FACILITY

     Section 2.01. Lease of the Facility. Lessor hereby leases the Facility, upon the terms and conditions set forth herein, to Lessee for the Lease Term, and Lessee hereby leases the Facility, upon the terms and conditions set forth herein, from Lessor.

     Section 2.02. Lease Term.  The term of this Facility Lease (the "Lease
                                                                      -----
Term") shall commence on the Transfer Date and shall terminate on the date that
----
Lessor is no longer licensed by the FERC to operate the Facility.

     Section 2.03. Rent. Lessee agrees to pay Lessor rent during the Lease Term in an amount equal to one dollar ($1.00) per year.

     Section 2.04. Quiet Enjoyment. Subject to the provisions of Article IV, Lessor agrees that it shall not interfere with or interrupt the quiet enjoyment of the use, operation and possession by Lessee of the interest in the Facility conveyed by this Facility Lease.

     Section 2.05. Return of Facility. Lessee, at its own cost and expense, shall return the Facility to Lessor by surrendering the Facility into the possession of Lessor. In connection with such return, Lessee shall (a) assign, to the extent permitted by applicable Law, to Lessor, any and all licenses, permits, approvals and consents of any Governmental Authorities or other Persons that are held in the name of Lessee and are or will be required to be obtained by Lessor in connection with the possession, use, operation or maintenance of the Facility; and (b) provide Lessor with copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of the Facility, or any portion thereof, as shall be in Lessee's possession or under its control and shall be reasonably appropriate or necessary for the ownership, possession, use, operation or maintenance of the Facility or any component thereof.

                                  ARTICLE III

                     OBLIGATIONS AND AUTHORITIES OF LESSEE

     Section 3.01. Operation of the Facility. Lessee shall have sole and complete authority and responsibility to possess, use and operate the Facility. Lessee agrees to possess, use and operate the Facility in accordance with (i) the FERC License; (ii) other Legal Requirements in effect from time to time during the Lease Term; and (iii) the terms and conditions of this Facility Lease to the extent such terms do not conflict with the FERC License or other Legal Requirements.

     Section 3.02.  Lessee's Obligations.  Without limiting the generality of
Section 3.01, Lessee agrees to comply with the following obligations:

              (a)   Compliance with Laws and Regulations.  Lessee shall, at its
                    ------------------------------------
own cost and expense, be solely responsible for its own compliance and the compliance of the Facility with the FERC License, all applicable FERC orders and other applicable Legal Requirements. In the event that the FERC or any other Government Authority imposes any fine, penalty or monetary sanction on Lessor on account of any act or omission relating to the Facility, Lessee shall promptly pay such fine, penalty or monetary sanction on Lessor's behalf without any right of reimbursement from Lessor, unless Lessee is in good faith and by appropriate proceedings diligently contesting the validity or appropriateness of any such fine, penalty or monetary sanction.

              (b)   General Operation, Maintenance, Management and
                    ----------------------------------------------
Administration. Lessee shall, at its own cost and expense, be solely responsible
--------------
for the day-to-day and long-term operation, maintenance, management, and administration of the Facility, including any planning, design, licensing, construction, improvement, engineering, labor, procurement of materials and supplies, materials management, supplying and managing quality assurance, training, security, environmental remediation, handling, storing and transportation of hazardous materials, managing governmental affairs, public and community relations and any other activities that are required for the operation, maintenance, management and administration of the Facility or that may be required to comply with the FERC License or other applicable Legal Requirements.

          (c)  Safety.  Lessee shall, at its own cost and expense, be solely
               ------
responsible for the safe possession, use, operation and maintenance of the Facility, including taking such actions in connection with the use, operation and maintenance of the Facility as Lessee, in its sole discretion and in compliance with the FERC License, deems necessary to protect the health and safety of the public, including the personnel engaged in the operation and maintenance of the Facility, and to protect the property at the Facility.

          (d)  Modifications.  Lessee shall, at its own cost and expense, make
               -------------
or cause or permit to be made all modifications to the Facility as are required by the FERC License, any other applicable Law or any Governmental Authority having jurisdiction unless Lessee is in good faith and by appropriate proceedings diligently contesting the validity or application of such Law or ruling of any such Governmental Authority (each, a "Required Modification"). In
                                                    ---------------------
addition, Lessee at any time may, at its own cost and expense, make or cause or permit to be made any modification to the Facility as Lessee considers desirable in the proper conduct of its business (any such non-Required Modification being referred to as an "Optional Modification" and, together with Required
                   ---------------------
Modifications, are referred to herein as "Modifications"). Title to all
                                          -------------
Modifications shall immediately vest in Lessor.

          (e)  Documentation.  Lessee shall, at its own cost and expense,
               -------------
prepare and submit on behalf of Lessor all necessary documentation, certifications, reports, budgets, estimates, tax returns, notices and other information required by the FERC or any other Governmental Authority, Law, permit or license to be submitted in connection with the operation of the Facility.

          (f)  Insurance.  Lessee shall, at its own cost and expense, maintain
               ---------
(or cause to be maintained) all risk property insurance customarily carried by prudent operators of generating facilities of comparable size and risk to the Facility, and against loss or damage from such causes as are customarily insured against, subject to availability on commercially reasonable terms. In addition, Lessee will maintain (or cause to be maintained) commercial general liability insurance, including contractual liability coverage and commercial automobile liability insurance, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility in amounts customarily maintained by prudent operators of generating facilities of comparable size and risk to the Facility. Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Facility.

          (g)  Licenses and Permits.  Lessee shall, at its own cost and expense,
               --------------------
monitor and maintain compliance with all permits, licenses and governmental approvals required in connection with the possession, use, operation and maintenance of the Facility (collectively, the "Required Permits"). Lessee shall
                                                ----------------
(i) prepare any application, filing or notice related to the Required Permits,
(ii) cause such materials to be submitted to and represent Lessor in contacts with, the appropriate Governmental Authority, and (iii) perform all ministerial or administrative acts necessary for timely issuance and the continued effectiveness thereof.

          (h)  Contract and Claims Administration.  Except for limited liability
               ----------------------------------
company organizational matters and other such internal matters which are within the control of Lessor, Lessee shall, at its own cost and expense, represent Lessor and shall administer and perform Lessor's obligations and responsibilities under all agreements and contracts entered into by Lessor with respect to the Facility (including agreements and contracts entered into prior to the date of this Facility Lease that are still in effect), and Lessor hereby authorizes Lessee to act, as Lessee deems necessary or appropriate in Lessee's sole discretion, on Lessor's behalf with respect to all matters related to or associated with all such contracts and agreements, including pursuing litigation in Lessor's name or taking such other action as Lessee may deem necessary or appropriate in its sole discretion to protect Lessor's rights or to collect damages as a result of a breach by a third party under any such contract or agreement. Without limiting the generality of the foregoing, Lessee shall monitor the performance of the contractors under such agreements and contracts and shall perform on behalf of Lessor all of Lessor's supervisory responsibilities thereunder, including the authorizing of payments by Lessor, the review of contractor submissions and requests for approval and the giving of any notices required from Lessor under such agreements and contracts.

          (i)  Decommissioning.  Lessee shall, at its own cost and expense, be
               ---------------
solely responsible for the decommissioning of the Facility or any portion of it in accordance with the FERC License, all applicable FERC orders and any other Legal Requirements. Lessee's responsibilities shall include all necessary planning, engineering, permitting, reporting and carrying out or overseeing of such decommissioning.

          (j)  Costs and Expenses. Lessee shall be solely responsible for all
               ------------------
costs and expenses associated with the possession, use, operation and maintenance of the Facility, including all property and other taxes, lease payments, utilities, salaries, permit and license fees, insurance premiums, environmental and regulatory compliance costs, professional fees and expenses and capital expenditures.

                                  ARTICLE IV

                           RIGHTS RETAINED BY LESSOR

     Section 4.01. Right of Lessor to Enter the Premises. Notwithstanding any provision to the contrary contained in this Facility Lease, the premises and facilities covered by this Facility Lease shall be operated in compliance with the terms and conditions of the applicable license issued by the FERC, including any amendments thereto, and with applicable regulations and orders of the FERC, and Lessor may at any time upon reasonable notice enter the premises and facilities leased to Lessee hereunder to ensure compliance with said license, regulations and orders.

     Section 4.02. Right of Lessor to Perform Lessee's Obligations. Notwithstanding any provision to the contrary contained in this Facility Lease, Lessor has the right without the prior approval of Lessee to perform, or to obtain Lessee's timely performance of, any and all acts required by any order of the FERC pertaining to the premises and facilities covered by this Facility Lease.

                                   ARTICLE V

                          LIABILITIES OF THE PARTIES

     Section 5.01. Limitations of Liability. Notwithstanding any provision in this Facility Lease to the contrary, neither Party hereto, nor their Affiliates, constituent members or their constituent members' Affiliates, nor any of their respective officers, directors, employees, agents, shareholders, members, partners or representatives shall be liable in connection with this Facility Lease or the performance of its obligations hereunder for any consequential or indirect loss or damage, including loss of revenues, cost of capital, loss of goodwill, increased operating costs or any other special or incidental damages. The Parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, and limitations on liability expressed in this Facility Lease shall survive termination or expiration of this Facility Lease, and shall apply whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, including sole negligence, strict liability or breach of the party indemnified, released or whose liabilities are limited, and shall extend to the partners, principals, shareholders, members, directors, officers, employees and agents of each Party and their respective Affiliates.

     Section 5.02. No Warranties or Guarantees. EXCEPT AS EXPRESSLY PROVIDED IN THIS FACILITY LEASE, NEITHER PARTY MAKES ANY WARRANTIES OR GUARANTEES TO THE OTHER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY, OR ANY OTHER SUBJECT MATTER OF THIS FACILITY LEASE, AND BOTH PARTIES DISCLAIM AND WAIVE ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW.

                                  ARTICLE VI

                              GENERAL PROVISIONS

     Section 6.01. Complete Agreement. This Facility Lease constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between this Facility Lease and any Appendix, Schedule or Exhibit, the Appendix, Schedule or Exhibit, as the case may be, shall prevail.

     Section 6.02. Counterparts. This Facility Lease may be executed in counterparts, each of which shall be deemed to be an original copy of this Facility Lease, but all of which, when taken together, shall be deemed to constitute one and the same agreement.

     Section 6.03. Notices. All notices, consents, requests, waivers, claims or other communications required or permitted under this Facility Lease shall be in writing and shall be deemed effectively given the earliest of (a) when received, (b) when delivered personally (with written confirmation of receipt), (c) when delivered by facsimile (with receipt of confirmation by voice or otherwise), (d) one Business Day after being deposited with a nationally recognized overnight courier service (receipt requested) or (e) four Business Days after being deposited with the U.S. mail, registered or certified, postage prepaid, and in each case addressed as follows:

     To Lessor:
     _____________________________________
     _____________________________________
     _____________________________________
     Attention: __________________________
     Facsimile No.________________________


     with a copy (not constituting notice) to:
     _____________________________________
     _____________________________________
     _____________________________________
     Attention: __________________________
     Facsimile No.________________________


     To Lessee:
     _____________________________________
     _____________________________________
     _____________________________________
     Attention: __________________________
     Facsimile No.________________________


     with a copy (not constituting notice) to:
     _____________________________________
     _____________________________________
     _____________________________________
     Attention: __________________________
     Facsimile No.________________________


Either Party may, by written notice to the other Party, change the address or facsimile number to which notices are to be given.

     Section 6.04. Waivers. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Facility Lease or the documents referred to in this Facility Lease shall be discharged by a Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Facility Lease or the documents referred to in this Facility Lease.

     Section 6.05. Amendments. Neither this Facility Lease nor any terms, covenants, agreements, conditions or provisions hereof may be amended, supplemented or modified except in accordance with this Section 6.05. The Parties may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding or modifying any provisions to this Facility Lease or changing in any manner the rights of the Parties hereunder or (b) waive, on such terms and conditions as may be specified in writing, any of the requirements of this Facility Lease.

     Section 6.06. Assignment. The rights of the Parties under this Facility Lease shall not be assignable or transferable (whether by operation of law or otherwise) without the prior written consent of the non-assigning Party, which consent may be granted or withheld in such Party's sole discretion.

     Section 6.07. Successors and Assigns. This Facility Lease shall be binding in all respects upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties.

     Section 6.08. Third Party Beneficiaries. This Facility Lease and all of its provisions and conditions are solely for the benefit of the Parties and shall not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this Facility Lease.

     Section 6.09. Governing Law. This Facility Lease shall be governed by, and construed and enforced in accordance with, the Laws of the State of California without regard to the principles of conflicts of Laws thereunder, except to the extent that certain matters are preempted by federal Law or by the Law of the jurisdiction of organization of the applicable Party. Except as expressly provided in this Section 6.09, the scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Facility Lease, including, without limitation, contract claims.

     Section 6.10. Severability. Any provision of this Facility Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, if any provision of this Facility Lease or the application thereof to any Person or circumstance is determined by a nonappealable decision by a court, administrative agency or arbitrator with jurisdiction of the matter to be invalid, void or unenforceable in any respect, the remaining provisions of this Facility Lease, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Facility Lease so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible, provided any such amendments, supplements or modifications are consistent with the Plan of Reorganization and the Confirmation Order.

     Section 6.11. Compliance with Laws. This Facility Lease and all rights, obligations and performances of the Parties hereunder, are subject to all applicable federal and state Laws and to all duly promulgated orders and other duly authorized action of all Governmental Authority having jurisdiction.

     Section 6.12. No Joint Venture. Nothing in this Facility Lease, creates or is intended to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to any Party.

     Section 6.13. Further Assurances. The Parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Facility Lease and the documents referred to in this Facility Lease.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Facility Lease through their duly authorized officers or representatives as of the date first set forth in the Preamble to this Facility Lease.

                                    ELECTRIC GENERATION LLC



                                    By:_________________________________
                                       Name:
                                       Title:



                                    ____________________________________


                                    By:_________________________________
                                       Name:
                                       Title:

                                   EXHIBIT A
                                   ---------

                            Description of Facility

1.   [Insert legal description of land.]

2. [Insert description of all offsite facilities or equipment that the Hydro LLC will acquire]

3.   [Insert description of Common Facilities, if applicable.]

                                      A-1